Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                       Prospectus Supplement

      The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Security-holders" table in the Prospectus Supplement dated February 25, 1998:

                                                Principal Amount
                                                 of Registered
      Selling Holders                                Notes
      ---------------                           -----------------
Security Mutual Life Nebraska                       $150,000
                                                    --------
Total of Above................................      $150,000
                                                    ========





        This Prospectus Supplement is dated June 15, 1998.